                                                                    EXHIBIT 23.3

                     CONSENT OF HACKER, JOHNSON & SMITH PA,
                              INDEPENDENT AUDITORS


         We consent to reference of our firm under the caption "Experts" in the Registration Statement on Form S-4 and related prospectus of F.N.B. Corporation for the registration of 2,218,593 shares of its common stock and to the incorporation by reference therein of our report dated January 9, 1998 on our audit of the financial statements of Seminole Bank at December 31, 1997 and for the year then ended and of our report dated January 9, 1998, except for
Note 18, as to which the date was April 6, 1998 on our audit of the financial statements of Citizens Holding Corporation at December 31, 1997 and for the year then ended, which reports are included as exhibits in F.N.B. Corporation's Annual Report on Form 10-K dated March 14, 2000.


/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
February 5, 2001